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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                 _____________


                                AMENDMENT NO. 1
                                      TO
                                   FORM 8-K
                                      ON
                                  FORM 8-K/A


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934
        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 19, 1995


                                 _____________


                        HORIZON/CMS HEALTHCARE CORPORATION

            (Exact name of registrant as specified in its charter)





              DELAWARE                      1-9369              91-1346899
  (State or other jurisdiction         (Commission File      (I.R.S. employer
 of incorporation or organization)          Number)         identification no.)

 6001 INDIAN SCHOOL ROAD, N.E., SUITE 530
         ALBUQUERQUE, NEW MEXICO                                  87110
 (Address of principal executive offices)                       (Zip Code)


      Registrant's telephone number, including area code: (505) 881-4961

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Item 5 of the Current Report on Form 8-K of Horizon/CMS Healthcare
Corporation ("Horizon") dated June 23, 1995 (the "Original Form 8-K") is hereby amended and restated in its entirety to read as follows:

Item 5.   Other Events

     On June 19, 1995, Horizon announced that it plans to sell the assets and leasehold improvements at eight of its facilities. Horizon anticipates that the intended dispositions will occur during fiscal 1996. It was previously announced that, pending disposition, the operations of these facilities would be reported in Horizon's financial statements as discontinued operations commencing with its consolidated financial statements for the fiscal year ended May 31, 1995.

     In connection with this announcement, Horizon filed the Original Form 8-K with the Securities and Exchange Commission. The Staff of the Commission reviewed the filing and has concluded that the planned disposition does not qualify for discontinued operations accounting treatment. While Horizon continues to believe that the planned disposition does qualify for such treatment, it has nevertheless agreed to revise its accounting treatment.

     As a result of this revised accounting treatment: (i) the operating losses attributable to the facilities (approximately $10.5 million) will be included in continuing operations for fiscal 1995, (ii) the expected loss upon disposition of the facilities--which would have been recorded in the fourth quarter of fiscal 1995 under discontinued operations accounting treatment--will be recorded in the first quarter of fiscal 1996 as a restructuring charge in the amount of $7.1 million, net of tax, and (iii) any operating losses or profits attributable to the facilities prior to disposition will be included in earnings from continuing operations during fiscal 1996.

     The effect of this revision in the accounting treatment of the announced disposition on fully diluted earnings per share for the year ended May 31, 1995 is as follows:

                                             AS
                                         PREVIOUSLY       AS
                                          REPORTED      REVISED
                                         ----------     -------
   Earnings from continuing operations      $1.40        $1.16
   Loss from discontinued operations         (.63)          --
   Net earnings per share                   $ .77        $1.16

     The revision in Horizon's accounting treatment of the planned disposition will not have any effect on Horizon's operations or cash flow. The revision will only affect the timing of charges relating to the facilities and the categorization of the results of operations of such facilities (from discontinued operations to continuing operations). Horizon intends to diligently pursue its plan of disposition, which it believes will have a positive impact on future results.

     The properties that are the subject of the planned dispositions, in the aggregate, incurred a net loss in fiscal year 1995 in excess of $10.5 million. Through these facilities, Horizon provides services for neuro-behaviorally impaired patients (four facilities), long-term chronic ventilator care patients (two facilities), personal care patients (one facility) and patients with mild mental disorders (one facility). These services are deemed by management of Horizon to be inconsistent with Horizon's emphasis on long-term rehabilitation services and its concentration on high acuity patient services. Four of these facilities, of which three are located in Michigan and one in Ohio, accommodate 664 licensed beds. The remaining four, located in Massachusetts, operate with provisional licenses and accommodate 640 probationary licensed beds.


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                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   HORIZON HEALTHCARE CORPORATION



Date:    August 8, 1995            By: /s/ Ernest A. Schofield
                                       ____________________________
                                       Ernest A. Schofield
                                       Senior Vice President


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